EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James N. Sheehan, Roland G. Gentzler, and LaNell K. Sunde with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 31, 2010, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2010
Jeffrey M. Ettinger

/s/ Jody H. Feragen	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 22, 2010
Jody H. Feragen

/s/ James N. Sheehan	Vice President and Controller (Principal Accounting Officer)	November 22, 2010
James N. Sheehan

/s/ Terrell K. Crews	Director	November 22, 2010
Terrell K. Crews

/s/ Susan I. Marvin	Director	November 22, 2010
Susan I. Marvin

/s/ John L. Morrison	Director	November 22, 2010
John L. Morrison

/s/ Elsa A. Murano	Director	November 22, 2010
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 22, 2010
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	November 22, 2010
Susan K. Nestegard

	Director	November 22, 2010
Ronald D. Pearson

/s/ Dakota A. Pippins	Director	November 22, 2010
Dakota A. Pippins

/s/ Dr. Hugh C. Smith	Director	November 22, 2010
Dr. Hugh C. Smith

/s/ John G. Turner	Director	November 22, 2010
John G. Turner